                           SCHEDULE 14A INFORMATION


          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )



Filed by the Registrant [][x]


Filed by a Party other than the Registrant []


Check the appropriate box:


[] Preliminary Proxy Statement     [] Confidential, for Use of the Commission
                                   Only (as permitted by Rule 14a-6(e)(2))


[][x] Definitive Proxy Statement

[] Definitive Additional Materials


[] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                                 XYVISION, INC.
   _____________________________________________________________________ __
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

  _____________________________________________________________________ _____
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (check the appropriate box):


[][x] No fee required.


[] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:


   (2) Aggregate number of securities to which transaction applies:


   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


     (4) Proposed maximum aggregate value of transaction:


     (5) Total fee paid:


[] Fee paid previously with preliminary materials.


[] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


   (1) Amount Previously Paid:


     (2) Form, Schedule or Registration Statement No.:


     (3) Filing Party:

     (4) Date Filed:

                                XYVISION, INC.

                              30 NEW CROSSING ROAD

                       READING, MASSACHUSETTS 01867-3254


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 17, 1998


     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Xyvision, Inc., a Delaware corporation (the "Company"), will be held on Thursday, September 17, 1998 at 10:00 a.m. at the offices of the Company, 30 New Crossing Road, Reading, Massachusetts (the "Meeting") for the purpose of considering and voting upon the following matters:

      1. To elect two Class III Directors for the ensuing three years;

  2. To approve an amendment to the Company's Certificate of Incorporation to
    (i) effect a reverse split of the Company's Common Stock, $.03 par value per share (the "Common Stock"), pursuant to which each five shares of Common Stock then outstanding will be converted into one share, and (ii) change the authorized number of shares of Common Stock from 50,000,000 to 25,000,000;

  3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the current year; and

  4. To transact such other business, if any, as may properly come before the Meeting or any adjournment thereof.


     The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     The Board of Directors has fixed the close of business on Tuesday, July 21, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. A list of the Company's stockholders is open for examination to any stockholder at the principal executive offices of the Company, 30 New Crossing Road, Reading, Massachusetts and will be available at the Meeting.

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended March 31, 1998, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.


                By Order of the Board of Directors,


                               Eugene P. Seneta, Secretary


August 7, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                XYVISION, INC.

                             30 NEW CROSSING ROAD

                       READING, MASSACHUSETTS 01867-3254


                                PROXY STATEMENT


                    For the Annual Meeting of Stockholders
                       To Be Held on September 17, 1998


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Xyvision, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders to be held on Thursday, September 17, 1998 at 10:00 a.m. at the offices of the Company, 30 New Crossing Road, Reading, Massachusetts 01867-3254 and at any adjournments thereof (the "Meeting").

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Meeting. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

     THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED MARCH 31, 1998 ARE FIRST BEING SENT OR GIVEN TO STOCKHOLDERS ON OR ABOUT JULY 27, 1998. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE SECRETARY, XYVISION, INC., 30 NEW CROSSING ROAD, READING, MASSACHUSETTS 01867-3254. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.


VOTING SECURITIES AND VOTES REQUIRED


     On July 21, 1998, the record date for determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 14,263,192 shares of Common Stock of the Company, $.03 par value per share (the "Common Stock"), and 235,299 shares of Series B Convertible Preferred Stock of the Company, $1.00 par value per share (the "Series B Stock"), constituting all of the voting stock of the Company. Holders of Common Stock are entitled to one vote per share and holders of Series B Stock are entitled to the number of votes equal to the number of whole shares of Common Stock into which the Series B Stock held by such holders are then convertible (two shares as of July 21, 1998). For the matters to be acted on at the Meeting, holders of the Common Stock and the Series B Stock (collectively, the "Capital Stock") shall vote together as a single class.

     The holders of a majority of the shares of Capital Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Capital Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

     The affirmative vote of the holders of a plurality of the votes cast by the holders of Capital Stock entitled to vote at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the votes represented by the shares of Capital Stock outstanding on the record date is required for approval of the amendment to the Company's Certificate of Incorporation. The affirmative vote of the holders of a majority of the votes represented by the shares of Capital Stock present or represented by proxy and voting on the matter is required for the ratification of the selection of PricewaterhouseCoopers L.L.P. as the Company's independent public accountants for the current year.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a plurality or a certain percentage of the votes cast or shares voting on a matter. However, because shares which abstain and shares represented by "broker non-votes" are nonetheless considered outstanding shares, abstentions and "broker non-votes" with respect to a matter that requires the affirmative vote of a certain percentage of the votes represented by the outstanding shares will have the same effect as a vote against such matter.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information, as of May 31, 1998, with respect to the beneficial ownership of shares of Common Stock and Series B Stock by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of either class of Capital Stock, (ii) the directors and nominees for director of the Company, (iii) the persons listed in the Summary Compensation Table below (the "Named Executive Officers"), and (iv) all current directors, nominees for director and executive officers of the Company as a group.



                                            AMOUNT AND NATURE                AMOUNT AND NATURE
                                         OF BENEFICIAL OWNERSHIP          OF BENEFICIAL OWNERSHIP
                                             OF COMMON STOCK                 OF SERIES B STOCK
                                       _____________________________    ____________________________
          NAME AND ADDRESS OF            NUMBER OF       PERCENT OF     NUMBER OF     PERCENT OF
            BENEFICIAL OWNER             SHARES(1)        CLASS(2)       SHARES         CLASS
___________________________________    _____________     __________     _________     __________
  5% Stockholders
  Jeffrey L. Neuman                    27,305,580(3)          74.5%        58,989          25.1%
  Tudor Trust u/t/d August 11, 1986
  450 N. Roxbury Avenue
  Los Angeles, CA 90210
  James S. Saltzman                     2,375,491(4)          16.0%        46,686          19.8%
  General Partner
  c/o Saltzman Partners
  621 E. Germantown Pike
  Plymouth Valley, PA 19401
  JTH Associates                             325,706           2.2%        25,758          10.9%
  400 Fifth Street South, Suite 305
  Naples, FL 33940
  Gerlach & Co.                               29,236              *        14,618           6.2%
  111 Wall Street, 8th Floor
  New York, NY 10043
  Lancer Enterprises                          25,758              *        12,879           5.5%
  Largo della Fontanella di
  Boighese 19
  00186 Rome Italy
                                                                                            5.4%
  United Mineworkers of America               62,850              *        12,675
  One Financial Center
  Boston, MA 02111
  OTHER DIRECTORS AND NOMINEES
  Kevin J. Duffy                          158,000(5)              *             0              *
  Leland S. Kollmorgen                     24,000(6)              *             0              *
  James L. McKenney                        12,000(7)              *             0              *
  Other Named Executive Officers

                                                                                  AMOUNT AND NATURE
                                                 AMOUNT AND NATURE
                                              OF BENEFICIAL OWNERSHIP          OF BENEFICIAL OWNERSHIP
                                                  OF COMMON STOCK                 OF SERIES B STOCK
                                           ______________________________    ____________________________
            NAME AND ADDRESS OF              NUMBER OF        PERCENT OF     NUMBER OF     PERCENT OF
              BENEFICIAL OWNER               SHARES(1)         CLASS(2)       SHARES         CLASS
_______________________________________    ______________     __________     _________     __________
  Eugene P. Seneta                              45,068(8)              *             0              *
  Michael S. Borin                              23,622(9)              *             0              *
  All current directors, nominees for      29,966,287(10)          80.9%       105,675          44.9%
  director and executive officers, as a
  group (10 Persons)
  ---------------------
  *Less than 1%

(1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Securities and Exchange Commission (the "SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire currently or within 60 days after May 31, 1998 through the exercise of any stock option or other right, including upon the conversion of Series B Stock or the Company's 6% Convertible Subordinated Debentures due 2002 (the "Debentures"). Any references in these footnotes to options, warrants or other securities held by a person or entity refers only to options, warrants or other securities currently exercisable or exercisable within 60 days after May 31, 1998. The inclusion herein of shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as beneficially owned by such person or entity.

(2) Number of shares of Common Stock deemed outstanding includes 14,739,857 shares outstanding as of May 31, 1998, plus any shares issuable upon conversion of Series B Stock or Debentures or subject to options or warrants held by the person or entity in question.

(3) Based upon information contained on a Schedule 13D/A, dated December 20, 1997, filed with the Securities and Exchange Commission, and otherwise provided to the Company, by Tudor Trust, includes 21,782,500 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants, 117,978 shares of Common Stock issuable upon conversion of Series B Stock and 23,000 shares of Common Stock issuable upon conversion of Debentures. Includes securities held by both Mr. Neuman and by Tudor Trust. Mr. Neuman is the grantor, sole trustee and sole current beneficiary of Tudor Trust. See "Certain Transactions."

(4) Includes 93,372 shares of Common Stock issuable upon conversion of Series B Stock and 20,000 shares of Common Stock subject to outstanding stock options held by Mr. Saltzman. Includes securities held by both Mr.
    Saltzman and Saltzman Partners. Mr. Saltzman is the General Partner of Saltzman Partners. See "Certain Transactions."

(5) Consists of 158,000 shares of Common Stock subject to outstanding stock options.

(6) Includes 23,000 shares of Common Stock subject to outstanding stock options.

(7) Consists of 12,000 shares of Common Stock subject to outstanding stock options.

(8) Consists of 45,068 shares of Common Stock subject to outstanding stock options.

(9) Consists of 23,622 shares of Common Stock subject to outstanding stock options.

(10) Includes an aggregate of 304,216 shares subject to outstanding stock options, 21,782,500 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants, 211,350 shares of Common Stock issuable upon conversion of Series B Stock and 23,000 shares of Common Stock issuable upon conversion of Debentures.

                             ELECTION OF DIRECTORS


     The Company's Board of Directors is divided into three classes (designated Class I directors, Class II directors and Class III directors), with members of each class serving for staggered three-year terms. There are currently one Class I director, whose term expires at the 1999 Annual Meeting of Stockholders, two Class II directors, whose terms expire at the 2000 Annual Meeting of Stockholders, and two Class III directors, whose terms expire at the 1998 Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal).

     The persons named in the enclosed proxy will vote to elect, as Class III directors, Leland S. Kollmorgen and James L. McKenney, the two director nominees named below, unless the proxy is marked otherwise. Messrs. Kollmorgen and McKenney are each currently directors of the Company.

     Each Class III director will be elected to hold office until the 2001 annual meeting of stockholders (subject to the election and qualification of his successor and to his earlier death, resignation or removal). Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

     Set forth below are the names and certain information with respect to each director of the Company, including the nominees for Class III director. There are no family relationships among any of the directors, nominees for director and executive officers of the Company.


                        NOMINEES FOR CLASS III DIRECTOR


     LELAND S. KOLLMORGEN, age 71, has been the President of TLK Inc., a business consulting firm, since 1983 and is a self-employed consultant. Rear Admiral Kollmorgen (USN, Retired) is a consultant and former Chief of Naval Research to the United States Navy. He has been a director of the Company since 1988.

     JAMES L. MCKENNEY, age 69, has been the John J. McLean Professor of Business Administration at Harvard University since 1960. Mr. McKenney has been a director of the Company since November 1994.


                               CLASS I DIRECTOR


     JAMES S. SALTZMAN, age 54, has been the General Partner of Saltzman Partners, an investment firm, since 1982. Since January 1997, Mr. Saltzman has served as Chairman of Madison Monroe, Inc., a private company engaged in investments. He served as Chairman of the Board of Directors of the Company from February 1994 to February 1995. He has been a director of the Company since 1992. Mr. Saltzman serves on the Board of Directors of Dynasil Corporation of America.


                              CLASS II DIRECTORS


     KEVIN J. DUFFY, age 43, has served as President and Chief Operating Officer of the Company since August 1996 and as a director of the Company since October 1996. Previously, he served as Senior Vice President and General Manager, Xyvision Publishing Group from December 1995 to September 1996. From April 1991 to December 1995 he served as Vice President, North American Sales. Mr. Duffy joined the Company in June 1983.

     JEFFREY L. NEUMAN, age 54, has been Chairman of the Board of Directors of the Company since October 1996. Mr. Neuman has been a private investor since 1987.

     For information relating to shares of Common Stock owned by each of the directors and nominees for director, see "Security Ownership of Certain Beneficial Owners and Management."


BOARD AND COMMITTEE MEETINGS


     The Board of Directors of the Company met six times (including by telephone conference) during fiscal 1998. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

     The Board of Directors has an Audit Committee, which provides the opportunity for direct contact between the Company's independent public accountants and the Board. The Audit Committee reviews the effectiveness of the auditors during the annual audit, discusses the Company's internal accounting control policies and procedures and considers and recommends the selection of the Company's independent public accountants. The Audit Committee met twice during the fiscal 1998. The current Audit Committee members are Messrs. Kollmorgen, McKenney and Saltzman (Chairman).

     The Board of Directors has a Compensation and Stock Option Committee (the "Compensation Committee"), which provides recommendations to the Board regarding compensation programs of the Company and administers the Company's stock option and stock benefit plans. The Compensation Committee met once during fiscal 1998. The current Compensation Committee members are Messrs. Kollmorgen (Chairman) and Saltzman.

     The Board of Directors has a Technology Committee, which provides recommendations to the Board regarding the Company's technology. The Technology Committee did not meet during fiscal 1998. The current Technology Committee members are Messrs. Kollmorgen (Chairman) and McKenney.

     The Board of Directors has a Nominating Committee, which provides recommendations to the Board of Directors regarding nominees for directorships. The Nominating Committee did not meet during fiscal 1998, as its function for such period was performed by the full Board of Directors. The Committee will consider nominees recommended by stockholders. Stockholders who wish to recommend nominees for director should submit such recommendations to Eugene P. Seneta, Secretary of the Company, at the principal executive offices of the Company, who will forward them to the Nominating Committee for consideration. The current Nominating Committee members are Messrs. Saltzman (Chairman) and Kollmorgen.


DIRECTOR COMPENSATION


     Directors who are not employees of the Company receive directors' fees of $2,000 per year. Such outside directors also receive fees of $500 for each Board meeting attended in person and $250 for each telephonic Board meeting in which the director participates, and directors who are members of Committees of the Board of Directors receive fees of $250 per Committee meeting attended, provided such Committee meeting was not held on the same day as a Board meeting. Directors are also reimbursed for expenses incurred in attending Board or Committee meetings. Directors who are employees receive no additional compensation for serving as directors.

     Under the Company's 1992 Director Stock Option Plan, each newly elected outside director is granted, upon his initial election as a director, a non-qualified option to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock as of the date of grant. Each option granted under the 1992 Director Stock Option Plan becomes exercisable on a cumulative basis in five equal annual installments beginning on the date of grant.


EXECUTIVE COMPENSATION


     Summary Compensation

     The following table sets forth certain information with respect to compensation, for the fiscal years indicated, of the Company's Chief Executive Officer and the Company's two other executive officers who were serving as executive officers at the end of fiscal 1998.

                        SUMMARY COMPENSATION TABLE



                                            ANNUAL COMPENSATION     LONG-TERM COMPENSATION
                                           ___________________  _____________________________
                                                                                 AWARDS
                                                                          __________________
                                            Fiscal                             Securities          All Other
Name and Principal Position                  Year     Salary(1)     Bonus   Underlying Options  Compensation(2)
_________________________________________  ______   __________  ________  ___________________  ________________
Kevin J. Duffy                                 1998  $ 150,000          -                    -  $         1,500
President and Chief Operating Officer          1997  $ 142,327          -              200,000  $         1,573
                                               1996  $ 122,135    $15,000               10,000  $         1,221
Michael S. Borin                               1998  $ 110,001          -                    -  $         1,100
Vice President, Human Resources                1997  $  93,558          -               40,000  $           936
                                               1996  $  76,423          -               18,130  $           764
Eugene P. Seneta                               1998  $ 110,001          -                    -                 -
Vice President, Chief Financial Officer,       1997  $ 110,011          -               40,000                 -
Treasurer and Secretary                        1996  $  97,384          -                    -  $           729
---------------------

(1) In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer.

(2) Consists of Company matching contributions to the Company's 401(k) Plan.


Option/SAR Grants


     The Company granted no stock options and no stock appreciation rights to the Named Executive Officers during fiscal 1998.


Fiscal Year-End Option Value Table


     The following table sets forth certain information regarding the number and value of unexercised stock options held as of March 31, 1998 by each of the Named Executive Officers. No stock options were exercised during fiscal 1998 by the Named Executive Officers and no stock appreciation rights were exercised during fiscal 1998 by the Named Executive Officers or were outstanding at year end.


                         FISCAL YEAR-END OPTION VALUES



                               NUMBER OF SECURITIES UNDERLYING UNEXERCISED
                                      OPTIONS AT FISCAL YEAR END(1)
                               ____________________________________________
     NAME                              EXERCISABLE / UNEXERCISABLE
___________________________    ____________________________________________
     Kevin J. Duffy                         158,000 / 152,000
     Michael S. Borin                        23,622 / 41,378
     Eugene P. Seneta                        45,068 / 44,932
     ---------------------

(1) As of March 31, 1998, the Named Executive Officers held no unexercised in-the-money options.

                       AGREEMENTS WITH SENIOR EXECUTIVES


     The Company has an Employee Severance Benefit Plan in which all full-time employees (including executive officers) who have been employed by the Company for at least 90 days participate. Under this Plan, if a "change in control" of the Company (as defined in the Plan) occurs, and within 12 months thereafter a participant's employment with the Company is terminated either by the Company other than for "cause" or "disability" (each as defined in the Plan) or by the participant for "good reason" (as defined in the Plan), then (i) the participant is entitled to (a) a cash payment equal to 50% of his annual base compensation if he has been employed by the Company for less than one year or 100% of his annual base compensation if he has been employed by the Company for one year or more (subject to reduction in certain events for tax reasons) and
(b) a continuation of certain insurance benefits for a period of one year, and
(ii) all outstanding stock options held by the participant shall immediately become exercisable in full. Notwithstanding the foregoing, if a particular change in control of the Company is approved in advance by the Board of Directors of the Company, participants shall not be entitled to any of the foregoing benefits. This Plan may be amended or terminated by the Board of Directors at any time prior to the occurrence of a change in control. Amounts payable to any employee under the Plan are reduced by amounts payable to such employee under any other program or agreement under which he will receive benefits.


CERTAIN TRANSACTIONS


     Tudor Trust, of which Jeffrey L. Neuman, Chairman of the Board of Directors of the Company, is the grantor, sole trustee and sole current beneficiary, has a fifty percent equity interest in Document Management Solutions, Inc., a systems integration services company serving the publishing industry. The Company paid Document Management Solutions, Inc. (DMSI) $260,313 and $57,466 in fiscal 1997 and 1998, respectively, for integration services provided to the Company. As of March 31, 1998, the Company owed $16,777 of unpaid invoices to DMSI.

     On June 30, 1992, the Company obtained a $2,000,000 line of credit with Tudor Trust. Jeffrey L. Neuman, Chairman of the Board of Directors of the Company, is the grantor, sole trustee and sole current beneficiary of Tudor Trust. The line, which is payable on demand, is secured by substantially all of the assets of the Company and has been used for working capital and general business purposes. Interest on the line of credit is payable annually. On September 28, 1993, the Company and Tudor Trust amended the line of credit, among other things, to increase the amount available thereunder to $2,500,000, reduce the annual interest rate from 13% to 10% and extend the term of the line of credit to June 30, 1995. On December 3, 1993, the Company and Tudor Trust entered into an additional amendment to the line of credit to increase the amount available thereunder to $3,000,000. On February 29, 1996, the Company and Tudor Trust entered into an additional amendment to the line of credit to increase the amount available thereunder to $4,000,000 and to extend the term of the line of credit to December 31, 1997.

     On May 31, 1996, the Company and Tudor Trust entered into an additional amendment to the line of credit, among other things, to increase the maximum loan amount thereunder to $5,000,000 and reduce the interest rate on the line of credit from 10% to 8% per annum. In consideration therefor, the Company issued to Tudor Trust warrants for the purchase of an aggregate of 10,000,000 shares of Common Stock of the Company at an exercise price of $.18 per share (representing the fair market value of the Common Stock of the Company as of the date of issuance). In connection with this amendment, Tudor Trust exercised certain outstanding warrants for the purchase of 2,092,500 shares of Common Stock of the Company for an aggregate purchase price of $200,000.

     On November 22, 1996, the Company and Tudor Trust entered into an additional amendment to the line of credit, among other things, to increase the maximum loan amount thereunder to $6,000,000.

     On November 10, 1997, the Company and Tudor Trust entered into an additional amendment to the line of credit, among other things, to increase the maximum loan amount thereunder to $8,300,000, reduce the interest rate on the line of credit from 8% to 6%, provide for Tudor Trust to cause the issuance of a letter of credit from a bank in the amount of $444,600 to the Company's new landlord and extend the term of the line of credit to March 31, 2001. In consideration for such amendment, the Company issued to Tudor Trust a warrant for the purchase of 10,000,000 shares of Common Stock of the Company at an exercise price of $.16 per share (representing the fair market value of the Common Stock of the Company as of the date of issuance).

     On July 1, 1998, the Company and Tudor Trust amended and restated the line of credit, among other things, to (i) increase the maximum loan amount thereunder to $13,500,000, (ii) provide that Tudor Trust shall have the sole discretion to decide whether or not to make advances of funds thereunder, (iii) provide that the interest payable thereunder from December 1, 1997 through January 1, 1999 shall be paid in shares of Common Stock based on the fair market value of the Common Stock, (iv) provide Tudor Trust with the option of receiving the interest payable thereunder after January 1, 1999 in cash or in shares of Common Stock based on the fair market value of the Common Stock, and
(v) increase the interest rate on the line of credit from 6% to 8% per annum. In consideration for such amendment, the Company issued to Tudor Trust a warrant for the purchase of 3,000,000 shares of Common Stock of the Company at an exercise price of $.25 per share.

     On September 30, 1996, the Company entered into an exchange agreement with Tudor Trust, Saltzman Partners, and certain other parties relating to the Company's 4% Promissory Notes (the "4% Notes") held by such parties. Jeffrey L. Neuman, the grantor, sole trustee and sole current beneficiary of Tudor Trust, is the Chairman of the Board of Directors of the Company. James S. Saltzman, the General Partner of Saltzman Partners, is a director of the Company. Tudor Trust and Saltzman Partners held 4% Notes in the aggregate principal amounts of $2,378,500 and $1,087,500, respectively, which they exchanged upon the following terms. Under the terms of the exchange agreement, the Company issued to holders of its 4% Notes in exchange for the delivery of its 4% Notes for cancellation such number of shares of Common Stock of the Company as was equal to the principal amount of the 4% Notes exchanged divided by $2.00 (any accrued but unpaid interest was paid in cash at the time of such exchange). Pursuant to the exchange agreement, Tudor Trust received 1,189,250 shares of Common Stock and $23,785 in accrued interest, and Saltzman Partners received 543,750 shares of Common Stock and $10,875 in accrued interest.

     On October 7, 1996, the Company entered into an exchange agreement with Tudor Trust on the same terms as described in the previous paragraph pursuant to which the Company issued 15,000 shares of Common Stock and paid $22.82 in accrued interest to Tudor Trust in exchange for the delivery for cancellation of a 4% Note in the principal amount of $30,000 held by Tudor Trust.

     On September 30, 1996, the Company entered into an exchange agreement with Tudor Trust and certain other parties relating to the Company's 6% Convertible Subordinated Debentures due 2002 (the "Debentures") held by such parties. Tudor Trust held Debentures in the aggregate principal amount of $1,970,000, which it exchanged upon the following terms. Under the terms of the exchange agreement, the Company issued to holders of its Debentures in exchange for the delivery of its Debentures for cancellation such number of shares of Common Stock of the Company as was equal to the sum of the principal amount of the Debentures exchanged plus the accrued interest thereon, divided by $3.33. Pursuant to the exchange agreement, Tudor Trust received 783,462 shares of Common Stock.

     On May 21, 1997, the Company entered into an exchange agreement with Tudor Trust on the same terms as described in the previous paragraph pursuant to which the Company issued 8,223 shares of Common Stock to Tudor Trust in exchange for the delivery for cancellation of $20,000 aggregate principal amount of Debentures held by Tudor Trust.


           APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT ONE-FOR-FIVE REVERSE SPLIT AND TO
              CHANGE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK


     The Board of Directors has adopted a resolution declaring the advisability of, and submitting to the stockholders for approval, a proposal to amend the Company's Certificate of Incorporation (the "Proposed Amendment") to (i) effect a reverse split of the Company's Common Stock, pursuant to which each five shares of Common Stock will be automatically converted into one share without any action on the part of the stockholder, with cash being paid in lieu of any fractional share which might result (the "Reverse Split") and (ii) change the authorized number of shares of Common Stock from 50,000,000 to 25,000,000 shares. The Reverse Split will become effective as of 5:00 P.M., Boston time (the "Effective Date"), on the date that the certificate of amendment to the Company's Certificate of Incorporation giving effect to the Proposed Amendment is filed with the Secretary of State of the State of Delaware.

     If for any reason the Board of Directors deems it advisable, the Proposed Amendment may be abandoned at any time before the Effective Date, whether before or after the Meeting (even if such proposal has been approved by the stockholders).


              THE BOARD OF DIRECTORS BELIEVES THE ADOPTION OF THE
        PROPOSED AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE
                              PROPOSED AMENDMENT.


Effect of the Reverse Split


     As a result of the Reverse Split, the number of whole shares of Common Stock held by stockholders of record as of the close of business on the Effective Date will automatically, without any action required by the stockholders, be equal to the number of shares of Common Stock held immediately prior to the close of business on the Effective Date divided by five, with cash being paid in lieu of issuing any fractional share which might result from the Reverse Split. The Reverse Split will not affect a stockholder's percentage ownership interest in the Company or proportional voting power, except for minor differences resulting from the payment of cash in lieu of fractional shares. The rights and privileges of the holders of shares of Common Stock will be unaffected by the Reverse Split. The par value of the Common Stock will remain at $.03 per share following the Effective Date of the Reverse Split, and the number of shares of Common Stock issued will be reduced. As a consequence, the aggregate par value of the issued Common Stock will be reduced. In addition, the number of authorized but unissued shares of Common Stock will be increased by the Reverse Split, the issuance of which may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of outstanding Common Stock, and may have an anti-takeover effect.

     Stockholders will be entitled to receive, in lieu of any fractional share arising as a result of the Reverse Split, cash in the amount of the relevant portion of the fair market value of one share of Common Stock on the Effective Date, as determined by the Board of Directors of the Company.

     Stockholders have no right under Delaware law or under the Company's Certificate of Incorporation or By-laws to dissent from the Reverse Split.

     The Common Stock is currently registered under Section 12(g) of the Exchange Act and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of the Common Stock under the Exchange Act, and the Company has no current intention of terminating its registration under the Exchange Act.

     Upon consummation of the Reverse Split, the total number of shares currently reserved for grants of stock options and all stock options previously granted would be decreased proportionately. The cash consideration payable per share upon exercise of the stock options would be increased proportionately. Similarly, the total number of shares issuable upon exercise of warrants granted by the Company would be decreased proportionately and the cash consideration payable per share upon exercise of the warrants would increase proportionately. Finally, the number of shares of Common Stock issuable upon conversion of the Series B Stock would be decreased proportionately.


Purpose of the Reverse Split


     The Board of Directors is submitting the Reverse Split for approval of the stockholders primarily because it believes the Reverse Split may increase the trading price of the Common Stock and thereby enhance the likelihood of generating interest in the Company's Common Stock by more investors and members of the securities brokerage industry. The Board of Directors also believes the Reverse Split may enhance the likelihood for success of any acquisition or financing efforts which might be undertaken by the Company. The Company believes that brokerage firms and institutional investors might be more willing to evaluate the Company's securities as a possible investment opportunity for their clients and to act as a market maker in the Company's securities if the price range for the Common Stock were higher. The Board of Directors believes that additional interest by the investment community in the Company's Common Stock might result in a more liquid trading market for the stock and that potential acquisition candidates might be more willing to accept shares of Common Stock if the trading prices were in a higher range and the market for the Common Stock was believed to be less volatile. Although the Board of Directors believes that its ability to complete acquisitions or conduct financings might be benefited by the proposed Reverse Split, there can be no assurance that this will occur. At the current time the Company has no agreements for any acquisitions or financings, other than as described in this Proxy Statement.

     The Board of Directors further believes that low trading prices of the Company's Common Stock may have an adverse impact upon the efficient operation of the trading market in the securities. In particular, brokerage firms often charge a greater percentage commission on low-priced shares than that which would be charged on a transaction in the same dollar amount of securities with a higher per share price. A number of brokerage firms will not recommend purchases of low-priced stock to their clients or make a market in such shares, which tendencies may adversely affect the Company. Stockholders should note that the effect of the Reverse Split upon the market prices for the Company's Common Stock cannot be accurately predicted. In particular, there is no assurance that prices for shares of the Common Stock after the Reverse Split will be five times the prices for shares of the Common Stock immediately prior to the Reverse Split. Furthermore, there can be no assurance that the proposed Reverse Split will achieve the desired results which have been outlined above, nor can there be any assurance that the Reverse Split will not adversely impact the market price of the Common Stock or, alternatively, that any increased price per share of the Common Stock immediately after the proposed Reverse Split will be sustained for any prolonged period of time. In addition, the Reverse Split may have the effect of creating odd lots of stock for some stockholders and such odd lots may be more difficult to sell or have higher brokerage commissions associated with the sale of such odd lots.


Exchange of Stock Certificates


     As soon as practicable after the Effective Date, the Company intends to require stockholders to exchange their stock certificates for new certificates representing the number of whole shares of Common Stock into which their shares of Common Stock have been converted as a result of the Reverse Split (and cash in lieu of any fractional share which might result from the Reverse Split). Stockholders will be furnished with the necessary materials and instructions for the surrender and exchange of stock certificates at the appropriate time by the Company's transfer agent. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates. STOCKHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES TO THE TRANSFER AGENT UNTIL REQUESTED TO DO SO.


Federal Income Tax Consequences of the Reverse Split


     The following description of federal income tax consequences of the Reverse Split is based upon the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement (the "Code"). The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

     Except as described below, the exchange of five shares of Common Stock for one share of Common Stock pursuant to the Reverse Split will not result in recognition of gain or loss. The holding period of the shares of Common Stock acquired in the Reverse Split will include the stockholder's holding period for the shares of Common Stock exchanged therefor, provided that the shares of Common Stock were held as a capital asset. The aggregate adjusted basis of the shares of Common Stock acquired in the Reverse Split will be the same as the aggregate adjusted basis of the shares of Common Stock exchanged therefor, reduced by any basis allocable to a fractional share treated as redeemed under
Section 302(a) of the Code. A stockholder who receives cash in lieu of any fractional share as a result of the Reverse Split will generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided by Section 302(a) of the Code. Affected stockholders should consult their own tax advisors for the tax treatment of such redemption in light of their particular facts and circumstances.


Change in Authorized Common Stock


     The Proposed Amendment will change the authorized number of shares of Common Stock from 50,000,000 to 25,000,000 shares. The Company's 3,000,000 shares of authorized Preferred Stock will not be affected by the

Proposed Amendment. The Board of Directors believes that the proposed change in the authorized number of shares of Common Stock will not adversely affect the Company's ability to continue to honor its outstanding commitments and to provide shares for issuance in connection with future financings, debt exchange transactions and other general corporate purposes. Except for the shares of Common Stock issuable under the Company's stock option and stock benefit plans or upon the conversion of outstanding warrants and Debentures and shares of Series B Stock, there is no existing plan, understanding or agreement for the issuance of any shares of Common Stock, although the Company continues to negotiate with as many debtholders as possible with respect to potential exchange transactions that may involve the issuance of Common Stock.


                      RATIFICATION OF THE APPOINTMENT OF
                        INDEPENDENT PUBLIC ACCOUNTANTS


     Subject to ratification by stockholders, the Board of Directors has selected the firm of PricewaterhouseCoopers LLP to serve as the Company's independent public accountants for the current fiscal year. PricewaterhouseCoopers LLP has served as the Company's independent public accountants since the Company's inception. Although stockholder approval of the Board of Directors' selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Meeting, the Board of Directors will reconsider its selection of PricewaterhouseCoopers LLP

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.


                                    GENERAL


OTHER MATTERS


     The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.


STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING


     Any proposal that a stockholder intends to present at the 1999 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its principal executive offices, 30 New Crossing Road, Reading, Massachusetts 01867-3254, no later than April 9, 1999 in order to be considered for inclusion in the Company's proxy statement and proxy relating to that meeting.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock ("Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of reports filed by the Reporting Persons furnished to the Company, the Company believes that during the last fiscal year the Reporting Persons complied with all Section 16(a) filing requirements.


COSTS OF SOLICITATION


     The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies.

The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution. Georgeson & Company, Inc. has been engaged by the Company to solicit proxies on behalf of the Company. For these services, the Company will pay Georgeson a fee of $7,000 plus reimbursement of its reasonable out-of-pocket expenses. In addition, the Company has agreed to indemnify Georgeson againt liabilities or claims arising out of the performance by Georgeson of such services.



                By Order of the Board of Directors,
                               Eugene P. Seneta, Secretary


August 7, 1998


     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED.

                                                                     Appendix A




                                XYVISION, INC.


                 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 17, 1998


                     THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF THE COMPANY
                  AND SHOULD BE RETURNED AS SOON AS POSSIBLE


     The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Kevin J. Duffy and Patrick J. Rondeau, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of XYVISION, INC. (the "Company") to be held on Thursday, September 17, 1998 at 10:00 a.m. at the offices of the Company, 30 New Crossing Road, Reading, Massachusetts, and any adjournments thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

     In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

     A VOTE "FOR" BOTH DIRECTOR NOMINEES AND A VOTE "FOR" EACH OF PROPOSAL NUMBERS 2 AND 3 ARE RECOMMENDED BY THE BOARD OF DIRECTORS.

     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" BOTH DIRECTOR NOMINEES AND "FOR" EACH OF PROPOSAL NUMBERS 2 AND 3.


1. To elect the following nominees for Class III Director to serve for the ensuing three years (except as marked below):


                         Nominees:   Leland S. Kollmorgen
                                      James L. McKenney


            []   FOR           []  WITHHOLD
            both nominees (except as marked below)


      (Instruction: To withhold a vote for an individual nominee, write the name of such nominee in the space provided below. Your shares will be voted for the remaining nominee.)

2. To approve the amendment to the Company's Certificate of Incorporation to effect a one-for-five reverse split of the Common Stock and to change the number of authorized shares of Common Stock from 50,000,000 to 25,000,000.



     []  FOR     []  AGAINST      [] ABSTAIN


3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the current year.


   []   FOR     []  AGAINST      []  ABSTAIN

   Please mark your votes as indicated in this example  [][x]


   MARK HERE FOR ADDRESS        []
   CHANGE AND NOTE AT LEFT


   MARK HERE IF YOU PLAN         []
   TO ATTEND THE MEETING



                                            Dated: ______________________, 1998


                                             ___________________________________
                                              Signature


                                             ___________________________________
                                      Signature if held jointly


   NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER, GIVING FULL TITLE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON, GIVING FULL TITLE.